POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that the undersigned
director or officer of Corn Products International,
Inc., a Delaware corporation the Company,
does hereby severally make, constitute and appoint
CHRISTINE M. CASTELLANO, Assistant Secretary
of the Company, and JAMES J HIRCHAK, Vice President
,Human Resources of the Company, his true and lawful
attorney to execute, deliver and file, for and on his
behalf, any and all reports on Forms 3, 4 and S
relating to beneficial ownership of securities
issued by the Company, until such date as the
undersigned ceases to be required to file such reports.
IN WITNESS WHEREOF, the undersign has hereunto
executed this Power of Attorney this 8th day of March, 2006
Mary Ann Hynes
UNITED STATES OF AMERICA	)
STATE OF ILL	)
COUNT OF	)
On this 8th day of March, 2006, before me, a Notary Public of the State of Illinois, United States of America, personally came Mary Ann Hynes, to me known, and known to me to be the individual described in and who executed the foregoing instrument and acknowledged that he signed the sane as his free and voluntary act and deed, for the uses and purposes therein mentioned.
Given under my hand and official seal this of 8th day of March, 2006
Notary Public
OFFICIAL SEAL
CHERYL A RUTGENS
NOTARY PUBLIC STATE OF ILLINOIS
MY COMMISSION EXPIRES:05/10/08